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                                                                      Exhibit 24

                             DIRECTORS AND OFFICERS
                                POWER OF ATTORNEY

Jo-Ann Stores, Inc. intends to file a registration statement on Form S-8 to register shares relating to nonqualified stock option awards to certain employees. Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that Alan Rosskamm, Brian P. Carney, and each of them, are authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission such Form S-8 relating to the nonqualified stock option awards to certain employees as is required by the Securities Act of 1933. Each person so signing also confirms the authority of Alan Rosskamm, Brian P. Carney, and each of them, to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form S-8 filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

                              Date                                       Date
                              ----                                       ----

 /s/ Alan Rosskamm           2/2/01            /s/ Scott Cowen          2/2/01
-----------------------                     --------------------
Alan Rosskamm                                 Scott Cowen


 /s/ Brian P. Carney         2/2/01            /s/ Frank Newman
-----------------------                     --------------------        2/2/01
Brian P. Carney                               Frank Newman



 /s/ Betty Rosskamm          2/2/01            /s/ Ira Gumberg
-----------------------                     --------------------        2/2/01
Betty Rosskamm                                Ira Gumberg


 /s/ Alma Zimmerman          2/2/01           /s/ Gregg Searle
-----------------------                     --------------------        2/2/01
Alma Zimmerman                                Gregg Searle